                                                                    Exhibit 24.9
                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that I, the undersigned, do hereby appoint Mark L. Jagels, Michael Schardt or Pamela Maynard or any of them, attorney for me and in my name and on my behalf to sign the Registration Statement on Form SB-2 of OREGON TRAIL ETHANOL COALITION, L.L.C., and any amendment or supplement thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the registration of the membership units of Oregon Trail Ethanol Coalition, L.L.C. and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.

         IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of July, 2002.

                                      /s/ Darrel Dageforde
                                      ------------------------------------------
                                      Darrel Dageforde

STATE OF NEBRASKA            )
                             )        ss.
COUNTY OF Thayer             )


         On this 5th day of July, 2002, before me, a Notary Public qualified for said County, personally came Darrel Dageforde, known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.

                                      /s/ Mark K. Craig
                                      -----------------------------------
                                      Notary Public
                                      My Commission expires:

                                      [STAMP]